                             SUBORDINATION AGREEMENT

         THIS SUBORDINATION AGREEMENT (this "AGREEMENT") is made and entered into as of September 1, 2005, by and among REFAC, a Delaware corporation
("SUBORDINATED LENDER"), OPTICARE HEALTH SYSTEMS, INC., a Delaware corporation,
OPTICARE EYE HEALTH CENTERS, INC., a Connecticut corporation, PRIMEVISION
HEALTH, INC., a Delaware corporation individually and collectively, the
"OBLIGOR"), and CAPITALSOURCE FINANCE LLC ("SENIOR LENDER"), a Delaware limited liability company.

         WHEREAS, Lender and Obligor have entered into that certain Second
Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of March 29, 2004, as amended by (i) that certain Waiver and First Amendment to
Second Amended and Restated Revolving Credit, Term Loan and Security Agreement
dated as of August 16, 2004, (ii) that certain Second Amendment to Second
Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of August 27, 2004 and (iii) that certain Third Amendment to Second Amended and
Restated Revolving Credit, Term Loan and Security Agreement dated as of January
12, 2005 (as further amended, supplemented or modified from time to time, the
"LOAN AGREEMENT," and together with the other Loan Documents (as defined in the
Loan Agreement), pursuant to which Lender has agreed to make available to
Obligor certain loans;

         WHEREAS, pursuant to that certain Loan Agreement between Obligor and
Subordinated Lender dated as of the date hereof (the "SUBORDINATED LOAN
AGREEMENT") Obligor executed that certain Promissory Note, dated as of the date hereof, in the aggregate principal amount of One Million Dollars ($1,000,000) in favor of Subordinated Lender (the "SUBORDINATED NOTE" and together with the
Subordinated Loan Agreement and any other documents, agreements and instruments executed in connection therewith, the "SUBORDINATED DEBT DOCUMENTS");

         WHEREAS, pursuant to the Loan Agreement, Obligor must obtain Senior
Lender's written consent in order to execute, deliver and perform the
Subordinated Debt Documents and to incur the Subordinated Indebtedness (as defined herein);

         WHEREAS, as a condition to Senior Lender's agreement to consent to
Obligor's execution of the Subordinated Debt Documents and incurrence of the
Subordinated Indebtedness, the parties hereto are required to and hereby desire to enter into this Agreement pursuant to which Subordinated Lender hereby agrees to, among other things, subordinate its rights to the payment of the
Subordinated Indebtedness in favor of the Obligations and any Liens it may have securing the Subordinated Indebtedness to the Liens in favor of the Senior
Lender, to the extent and in the manner provided herein;

         WHEREAS, Senior Lender is willing to continue to perform under the Loan
Agreement and other Loan Documents and to make the Revolving Facility and the
Term Loan available only upon the condition that each of Obligor and
Subordinated Lender executes and delivers to Senior Lender this Agreement and agrees to perform and to comply with its obligations under this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and as an inducement for Senior
Lender to consent Borrower's execution of the Subordinated Debt Documents and
Borrower's incurrence of the Subordinated Indebtedness, the parties hereto, intending to be legally bound hereby, do agree as follows:

1. Definitions.

                  (a) As used in this Agreement, the following terms shall have the meanings specified in this Section 1(a).

                           (I) "BLOCKAGE DATE" shall mean the date of receipt by
         Subordinated Lender or Obligor of any Blockage Notice.

                           (II) "BLOCKAGE NOTICE" shall mean a notice signed by
         Senior Lender and delivered to Subordinated Lender to the effect that a
         Default or an Event of Default has occurred and is continuing under the
         Loan Documents as of the date of such Notice.

                           (III) "BLOCKAGE PERIOD" shall mean any period
         commencing from the Blockage Date and continuing until, in the case of any acceleration or maturity of Obligations, the Obligations are paid and satisfied in full, and, in all other cases, until the earliest of
         (a) the date on which Subordinated Lender receives written notice from
         Lender that the Blockage Period is terminated, (b) the date on which all such Defaults or Events of Default have been cured or waived with
         Lender's written permission, or (c) the date on which the Obligations are paid and satisfied in full in cash.

                           (IV) "EXCESS CASH FLOW" shall mean, for any time
         period, without duplication, an amount equal to the sum of (i)
         consolidated net income or loss of Obligor for such period, plus (ii)
         an amount equal to the amount of depreciation expenses, amortization expense (including the amortization of goodwill), accrued non-cash interest expense and all other non-cash charges deducted in arriving at such consolidated net income or loss, plus (iii) an amount equal to the aggregate net cash proceeds of the sale, lease, transfer or other disposition of assets by Obligor during such period to the extent not required to be applied to mandatory prepayments or payments on the
         Loans, plus (iv) an amount equal to the net loss on the sale, lease, transfer or other disposition of assets by Obligor during such period to the extent deducted in arriving at such consolidated net income or loss, plus (v) without duplication of other items included in this definition an amount equal to any tax refunds or credits received by
         Obligor during such period, less (vi) an amount equal to the permitted
         Capital Expenditures of Obligor for such period, less (vii) an amount equal to the sum of all regularly scheduled payments and optional and mandatory prepayments of principal on Indebtedness for money borrowed by Obligor (other than on the Loans) actually made during such period to the extent permitted hereunder, less (viii) an amount equal to the net gain on the sale, lease, transfer or other disposition of assets by
         Obligor during such period to the extent included in arriving at such consolidated net income or loss.

                           (V) "LIEN ENFORCEMENT ACTION" shall mean any action,
         whether legal, equitable, judicial, non-judicial or otherwise, to enforce any Lien, security interest, restriction, encumbrance, charge, claim or other interest or arrangement now or in the future existing, including, without limitation, any repossession, foreclosure, public sale, private sale, obtaining of a receiver or retention of all or any part of the Collateral and/or declaring a default or event of default under the Subordinated Indebtedness or with respect to any of the
         Subordinated Indebtedness or taking any action with respect to or upon the occurrence of any such default or event of default.

                           (VI) "SUBORDINATED INDEBTEDNESS" means any and all
         indebtedness, fees, amounts, payments, obligations, loans, advances, liabilities, debit balances, distributions, benefits, trade payables, escrows, indemnifications, late charges, penalties, prepayments, insurance payments, covenants and duties at any time owing or owed or payable by or from Obligor or any of its Subsidiaries to Subordinated
         Lender or any of its Subsidiaries (whether direct or indirect,

                                      -2-

         absolute or contingent, secured or unsecured, due or to become due, now existing or hereafter arising, together with all interest, fees, charges, expenses and attorney's fees, in each case for which Obligor or any of its Subsidiaries is now or hereafter becomes liable to pay or perform to Subordinated Lender or any of its Subsidiaries), including, without limitation, the Subordinated Note.

                  (b) All capitalized terms in this Agreement and not defined herein shall have the defined meanings provided in the Loan Agreement.

         2. Payment Subordination. The Subordinated Indebtedness hereby is expressly subordinated in right of payment to the prior performance and irrevocable and indefeasible payment in full in cash of the Obligations and termination of the Loan Documents. In furtherance of the foregoing and notwithstanding any other provision of this Agreement, the Loan Documents, the
Subordinated Indebtedness or any document executed in connection therewith,
Obligor shall not at any time make, and shall not permit or cause to be made, and Subordinated Lender shall not at any time receive or collect or permit to be received or collected, directly or indirectly, any payment on or with respect to any of the Subordinated Indebtedness, and any such payment received by
Subordinated Lender or any of its Subsidiaries or Affiliates shall be held by
Subordinated Lender and any such Subsidiary or Affiliate in trust for Senior
Lender and shall be turned over to Senior Lender immediately for application to the Obligations; provided, that Borrower may repay in full or in part the
Subordinated Indebtedness on March 31, 2006 so long as (1) the merger provided for in that certain Merger Agreement dated August 22, 2005 between Subordinated
Lender, OptiCare Health Systems, Inc. and OptiCare Merger Sub, Inc., is not
completed on or before January 31, 2006, (2) the Term Loan has been repaid by
Borrower in full in cash to Lender, (3) no Default or Event of Default has occurred, is continuing or would result by or from any such payment and such payments are in accordance with the Loan Agreement, (4) such repayment amount shall in no event exceed an amount specified in written notice delivered by
Lender to each of Subordinated Lender and Obligor, which amount shall be equal to one-hundred percent (100.0%) of the Excess Cash Flow of the Obligor as determined by Lender based upon the financial statements of Obligor for the three month period ending February 28, 2006, to be delivered by Obligor to
Senior Lender in accordance with the Loan Agreement, and (5) no Blockage Notice has been delivered by Senior Lender, and if a Blockage Notice has been delivered by Senior Lender Obligor shall not make, and shall not permit or cause any other
Person to make, and Subordinated Lender shall not receive or collect or permit to be received or collected, directly or indirectly, or permit any of its
Affiliates to receive or collect or permit to be received or collected, any payment on or with respect to the Subordinated Indebtedness during any Blockage
Period. If less than all of the Subordinated Indebtedness is paid on March 31,
2006 solely because there was not sufficient Excess Cash Flow of the Obligor based upon the financial statements for the three month period ending February
28, 2006, additional repayment(s) shall be permitted up to the remaining balance of the Subordinated Indebtedness in amounts not to exceed an amount specified in written notice delivered by Lender to each of Subordinated Lender and Obligor, which amount shall be equal to one-hundred percent (100%) of the Excess Cash
Flow of the Obligor as determined by Senior Lender based upon the financial statements of Obligor for the three month period ending May 31, 2006 to be delivered by Obligor to Lender in accordance with the Loan Agreement, so long as
(1) no Default or Event of Default has occurred, is continuing or would result by or from any such payment and such payments are in accordance with the Loan
Agreement and (2) no Blockage Notice has been delivered by Senior Lender.

         3. Remedies Suspension. To the extent set forth herein, the
Subordinated Indebtedness hereby is expressly subordinated in right of remedies and action to the prior performance and indefeasible and irrevocable payment in full in cash of the Obligations and termination of the Loan Documents and to

                                      -3-

Senior Lender's right to take all actions and to pursue all remedies under the
Loan Documents and at law and in equity and otherwise. In furtherance of the foregoing and notwithstanding the foregoing, Subordinated Lender shall not at any time declare the Subordinated Indebtedness or other Subordinated
Indebtedness to be due and payable or take any other action, including, without limitation, a Lien Enforcement Action, with respect to the Subordinated
Indebtedness (including the declaration of a default or event of default or the giving of any notice in connection therewith) or make, take or declare any acceleration of the Subordinated Indebtedness or Lien Enforcement Action with respect to any Collateral in which Obligor has granted to Subordinated Lender a security interest.

         4. Subordination of Liens. Subordinated Lender shall not seek to obtain, and shall not take, accept, obtain or have, any Lien or security interest in any asset or property of Obligor as security for the Subordinated
Indebtedness, or any part thereof, until full performance and indefeasible and irrevocable payment in full in cash of the Obligations and termination of the
Loan Documents. If and to the extent that any such Lien or security interest at any time exists in favor of Subordinated Lender on any Collateral, Subordinated
Lender hereby subordinates and makes inferior any and all of its now existing or hereafter acquired security interests in, security titles to, and other Liens and encumbrances on any of the Collateral to the security interests, security titles, and other Liens and encumbrances of Senior Lender, whether now existing or hereafter acquired, in, to and on the Collateral. If Obligor shall default under any Senior Debt secured by any of the Collateral, Senior Lender may exercise any or all of its rights and remedies with respect to such Collateral without any obligation to give Subordinated Lender notice of such exercise and without regard to any interest of Subordinated Lender in such Collateral.
Subordinated Creditor shall not contest the validity, perfection, priority or enforceability of any Lien granted to Senior Lender in any of the Collateral.
The priority specified in this paragraph shall be applicable irrespective of the time or order of attachment or perfection of any security interest or the time or order of filing of any financing statements or other documents, or the giving of any notices of purchase money security interests or other notices, or the manner in which perfection is attained (whether or not by possession or control of any Collateral or otherwise), or any statutes, rules of law, or court decisions to the contrary, or any act or omission by Senior Lender or
Subordinated Creditor.

         5. Legend: Each instrument and document evidencing the Subordinated
Indebtedness, shall bear a conspicuous legend, acceptable to Senior Lender, stating that it is subject to this Agreement and to the subordination provisions hereof.

         6. Warranties, Representations and Covenants of Obligor and
Subordinated Lender. Obligor and Subordinated Lender each severally represent and warrant to Senior Lender that:

                  (a) it has not relied and will not rely on any representation or information of any nature made by or received from Senior Lender in deciding to execute this Agreement;

                  (c) Subordinated Lender is the lawful owner of the
Subordinated Indebtedness and no part thereof is subject to any defense, credit, setoff, deduction, dispute or counterclaim, all such defenses, credits, setoffs, deductions, disputes and counterclaims hereby being waived;

                  (d) such Person is not a party to or subject or bound by any agreement similar to or conflicting with this Agreement or that relates to the
Subordinated Indebtedness or Collateral, or any part thereof (except the Loan
Documents);

                  (e) such Person has all requisite power and authority to
execute, deliver and perform this Agreement and to consummate the transactions contemplated hereunder, and when executed and

                                      -4-

delivered, this Agreement will constitute the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms;

                  (f) the execution, delivery and performance by such Person of this Agreement and the consummation of the transactions contemplated hereby (i)
have been duly authorized by all requisite corporate action (including required shareholder approval, if applicable) of such Person for the lawful execution, delivery and performance thereof, (ii) do not violate any provisions of (A)
applicable law, statute, rule, regulation, ordinance or tariff, (B) any order of any court or other Governmental Authority binding on such Person or any of its or their properties, or (C) the certificate of incorporation or bylaws (or any other equivalent governing agreement or document) of such Person, or any agreement by and between such Person and its respective shareholders or equity owners or among any such shareholders or equity owners; (iii) are not in conflict with, and do not result in or cause a breach or default of or constitute an event of default, or an event which, with notice or passage of time, or both, would constitute or result in a conflict, breach, default or event of default under, any indenture, agreement (oral or written), or other instrument to which such Person is a party, or by which the properties or assets of such Person are bound, and (iv)will not result in the creation or imposition of any Lien or security interest of any nature whatsoever upon any of the properties or assets of such Person;

                  (g) such Person is not a party to any judgment, order or
decree or any agreement (oral or written), document or instrument or subject to any restriction, any of which would adversely affect its ability to execute and deliver or perform under or consummate the transactions contemplated by or observe the covenants and agreements contained in this Agreement;

                  (h) there is no action, claim, suit, proceeding or
investigation pending or, to such Person's knowledge, as applicable, currently threatened against such Person or any of their respective Subsidiaries or
Affiliates that could prevent or interfere with the validity of this Agreement or the right of such Person to enter into this Agreement or their ability to consummate the transactions and perform its obligations contemplated hereby; and

                  (i) neither the business or properties of such Person, nor any relationship between such Person and any other Person, nor the execution, delivery and performance of this Agreement or the consummation of the transactions or performance of the obligations contemplated hereby requires a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person as a condition to the execution, delivery and performance of, or consummation of the transactions or performance of the obligations contemplated by this Agreement.

         7. Covenants. Until full performance and indefeasible and irrevocable payment in full in cash of the Obligations and termination of the Loan
Documents, except as expressly permitted in this Agreement:

                  (a) neither Obligor nor any Guarantor nor any of their
respective Subsidiaries or Affiliates, directly or indirectly, shall make, or permit or cause to be made, any payment on account of or with respect to the
Subordinated Indebtedness, and Subordinated Lender and its Subsidiaries and
Affiliates shall not demand, receive or accept from Obligor or any other Person any such payment or any collateral;

                  (b) Obligor and Subordinated Lender shall not amend, without the prior written consent of Senior Lender, any of the terms or provisions of any of the Subordinated Debt Documents or release, exchange, extend the time of payment or compromise, set off, credit, deduct, or counterclaim or otherwise discharge or enforce any part of the Subordinated Indebtedness;

                                      -5-

                  (c) Subordinated Lender and its Subsidiaries and Affiliates
shall not commence or join with any other Person in commencing in any bankruptcy, reorganization, receivership or similar proceeding in connection with Obligor or any Guarantor or any of its or their Affiliates or any of its or their assets or properties;

                  (d) neither Subordinated Lender nor Obligor, nor any of their respective Subsidiaries or Affiliates, shall assign, pledge, encumber, dispose of or transfer all or any part of the Collateral, Subordinated Indebtedness or their rights or obligations thereunder, unless the pledgee or transferee agrees in writing in form and substance satisfactory to Senior Lender to be bound by the terms of this Agreement.

         8. Insolvency Proceedings. If there shall occur any bankruptcy, receivership, insolvency, assignment for the benefit of creditors, bankruptcy
(voluntary or involuntary), reorganization, arrangement with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all the assets of, or the total or partial dissolution, winding up, liquidation or any other marshaling of the assets and liabilities of,
Obligor or other similar proceeding (each, an "INSOLVENCY EVENT") (i) Senior
Lender shall be entitled to receive indefeasible and irrevocable payment in full in cash and full performance and satisfaction of all Obligations (including any interest and fees thereon accruing at the contract rate after the commencement of any such proceedings or Insolvency Event) then outstanding before
Subordinated Lender or any of its Subsidiaries or Affiliates shall be entitled to receive any payment or distribution, whether in cash, securities or other property, in respect of any amounts due with respect to the Subordinated
Indebtedness at the time outstanding, and (ii) any payment or distribution, whether in cash, securities or other property payable or deliverable in respect of the amounts due under or with respect to the Subordinated Indebtedness shall be paid or delivered, to the extent of the unpaid balance of the Obligations, for application to the payment thereof, directly to Senior Lender.

         9. Additional Covenants and Representations of Subordinated Lender.
Subordinated Lender acknowledges and agrees that Senior Lender shall have uncontrolled and unconditional power and discretion, without notice to or consent from Subordinated Lender, to make any change, modification or amendment at any time to any of the Loan Documents and deal in any manner from time to time and at any time and without affecting, impairing, or discharging, in whole or in part, the obligations of Subordinated Lender hereunder with the
Obligations and any security or guaranties therefor, including, without limitation, the release, surrender, extension, renewal, acceleration, compromise or substitution thereof. Subordinated Lender hereby approves all terms and agreements heretofore and hereafter made by Obligor with Senior Lender concerning the Obligations and further hereby waives and agrees not to assert against Senior Lender any rights which a guarantor or surety could exercise.

         10. Priority. The subordinations and priorities specified in this
Agreement are applicable irrespective of (a) the time or order of attachment, creation, making or perfection of the Liens, security interests, restrictions, encumbrances, charges, interests and other arrangements, now or hereafter existing, of or for the benefit of either Subordinated Lender or Senior Lender or any of their respective Subsidiaries or Affiliates or their successors or assigns referred to herein or contemplated by the Loan Documents, (b) the time or order of filing of financing statements or mortgages, (c) the acquisition of purchase money or other security interests, (d) the time of giving or failure to give notice of the acquisition or expected acquisition of purchase money or other security interests, or (e) the time or order of creation, making, payment or incurring of the Obligations or any Subordinated Indebtedness or execution of the Loan Documents or any other documents evidencing or relating to the
Subordinated Indebtedness. The subordinations and priorities specified herein are not conditioned upon the nonavoidability or perfection

                                      -6-

of the Senior Lender's security interest in the Collateral or any part thereof under the bankruptcy code or other applicable law.

         11. Waiver of Setoff. Subordinated Lender hereby irrevocably waives and agrees not to assert any right of setoff or recoupment which may now exist or may hereafter arise as a result of the existence of the Subordinated
Indebtedness or any other indebtedness, obligations, loans, advances or accounts payable, covenants and duties of any kind or nature, now or hereafter owing by
Subordinated Lender or its Subsidiaries or Affiliates or its or their successors or assigns to Obligor whether direct or indirect, absolute or contingent, secured or unsecured or due or to become due. Subordinated Lender waives any rights it may have under applicable law or assert the doctrine of marshalling or otherwise to require Senior Lender to marshal any property of Obligor for the benefit of Subordinated Lender.

         12. Reliance by Senior Lender. Subordinated Lender and Obligor each acknowledges and agrees that the provisions of this Agreement are, and are intended to be, an inducement to Senior Lender to consent to Borrower's execution of the Subordinated Debt Documents and to continue to perform under the Loan Documents and consideration to the Senior Lender therefor, whether the
Obligations were created or existed or were acquired before or after the creation or existence of the Subordinated Indebtedness.

         13. Additional Actions and Documents. Subordinated Lender and Obligor
each hereby agrees to take or cause to be taken such further actions, to obtain such consents and approvals and to duly execute, deliver and file or cause to be executed, delivered and filed such further agreements, assignments, instructions, documents and instruments as may be necessary or as may be reasonably requested by Senior Lender in order to fully effectuate the purposes, terms and conditions of this Agreement and the consummation of the transactions contemplated hereby, whether before, at or after the performance and/or consummation of the transactions contemplated hereby or the occurrence of a
Default or Event of Default hereunder. The parties acknowledge and agree that in the event of any conflict between this Agreement and any of the Subordinated
Debt Documents, the provisions of this Agreement shall govern and control, and that in the event of any conflict between this Agreement and any of the Loan
Documents, the provisions of the Loan Documents shall govern and control.

         14. Expenses. Notwithstanding and without limiting or being limited by any other provision of this Agreement or the Loan Documents, Obligor shall pay all costs and expenses incurred by Senior Lender or any of its Affiliates, including, without limitation, documentation and diligence fees and expenses, all search, audit, appraisal, recording, professional and filing fees and expenses and all other out-of-pocket charges and expenses, and reasonable attorneys' fees and expenses, (a) in any effort to enforce this Agreement or to effect collection hereunder, (b) in connection with entering into, negotiating, preparing, reviewing and executing this Agreement, (c) in connection with instituting, maintaining, preserving and enforcing Senior Lender's rights hereunder, through judicial process or otherwise, (d) in defending (but only to the extent determined in favor of Senior Lender) or prosecuting any actions, claims or proceedings arising out of or relating to this Agreement, (e) in seeking or receiving any advice with respect to its rights and obligations under this Agreement, and/or (f) in connection with any modification, supplement, amendment, waiver or extension of this Agreement. If Senior Lender or any of its
Affiliates uses in-house counsel for any of the purposes set forth above or any other purposes under this Agreement for which Obligor and/or Subordinated Lender is responsible to pay or indemnify, each of Obligor and Subordinated Lender expressly agrees that the Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Senior Lender or such Affiliate in its sole discretion for the work performed.

                                      -7-

         15. Notices. Any notice or request under any Loan Document shall be given to any party to this Agreement at such party's address as set forth on the signature page to this Agreement, or at such other address as such party may hereafter specify in a notice given in the manner required under this Section
15. Any notice or request hereunder shall be given only by, and shall be deemed to have been received upon (each, a "RECEIPT"): (i) registered or certified mail, return receipt requested, on the date on which such received as indicated
in such return receipt, (ii) delivery by a nationally recognized overnight courier, one (1) Business Day after deposit with such courier, or (iii)
facsimile or electronic transmission, in each case upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable.

         16. Delay. No course of action or dealing, renewal or extension of this
Agreement, or delay, failure or omission on Senior Lender's part in enforcing this Agreement or any other Loan Document or in exercising any right, remedy, option or power hereunder or thereunder shall affect the liability or obligations of Obligor or Subordinated Lender hereunder or operate as a waiver of such or of any other right, remedy, power or option or of any default.

         17. Successors and Assigns; Participations; New Senior Lenders

                  (a) This Agreement shall inure to the benefit of Senior Lender and all future holders of any Note, any of the Obligations or any of the
Collateral and all Transferees (as defined below), and each of their respective successors and permitted assigns. Neither Obligor nor Subordinated Lender may assign, delegate or transfer this Agreement or any of its rights or obligations under this Agreement or any Loan Document unless the pledgee, assignee or transferee agrees in writing in form and substance satisfactory to Senior Lender to be bound by the terms of this Agreement. No rights are intended to be created under this Agreement or under any other Loan Document for the benefit of any third party donee, creditor or incidental beneficiary of Obligor or Subordinated
Lender or any Guarantor. Nothing contained in this Agreement or any other Loan
Document shall be construed as a delegation to Senior Lender of Obligor's or
Subordinated Lender's or any Guarantor's duty of performance, including, without limitation, any duties under any account or contract in which Senior Lender has a security interest or Lien. This Agreement shall be binding upon Obligor and
Subordinated Lender and their respective successors and assigns.

                  (b) OBLIGOR AND SUBORDINATED LENDER EACH ACKNOWLEDGES THAT
SENIOR LENDER AT ANY TIME AND FROM TIME TO TIME MAY SELL, ASSIGN OR GRANT
PARTICIPATING INTERESTS IN OR TRANSFER ALL OR ANY PART OF ITS RIGHTS OR
OBLIGATIONS UNDER THIS AGREEMENT, ANY NOTE, THE OBLIGATIONS, THE COLLATERAL
AND/OR THE LOAN DOCUMENTS TO ONE OR MORE OTHER PERSONS, INCLUDING, WITHOUT
LIMITATION, FINANCIAL INSTITUTIONS (EACH SUCH TRANSFEREE, ASSIGNEE OR PURCHASER,
A "TRANSFEREE"). In such case, the Transferee shall have all of the rights and benefits with respect to the portion of such Obligations, any Note, the
Collateral, this Agreement and the Loan Documents held by it as fully as if such
Transferee were the original holder thereof (including without limitation rights of set-off and recoupment), and shall become vested with all of the powers and rights given to Senior Lender hereunder with respect thereto, and shall be deemed to be a "Senior Lender" for all purposes hereunder, the predecessor
Senior Lender shall thereafter be forever released and fully discharged from any liability or responsibility hereunder with respect to the rights and interests so assigned, and either Senior Lender or any Transferee may be designated as the sole agent to manage the transactions and obligations contemplated herein.
Notwithstanding any other provision of this Agreement, any Subordinated Loan
Document or any Loan Document, Senior Lender may disclose to any Transferee all information, and may furnish to such

                                      -8-

Transferee copies of reports, financial statements, certificates, and documents obtained under any provision of this Agreement or any Loan Document.

         18. Severability. If any term or provision of this Agreement is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity or unenforceability without affecting the validity or enforceability of, the remainder of this
Agreement which shall be given effect so far as possible.

         19. Survival. It is the express intention and agreement of the parties hereto that all covenants, obligations, agreements, representations, warranties, waivers and indemnities made by Subordinated Lender and/or Obligor herein shall survive the execution, delivery and termination of this Agreement and the making of Advances until all Obligations are performed in full and indefeasibly paid in full in cash and the Loan Agreement is terminated.

         20. Effectiveness and Termination. This Agreement shall be effective on the date hereof and shall continue in full force and effect until the full performance and satisfaction and indefeasible payment in full in cash of all
Obligations and termination of the Loan Agreement.

         21. Governing Law; Jurisdiction; Construction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of
Maryland without giving effect to its choice of law provisions. Any judicial proceeding against Subordinated Lender or Obligor with respect to this
Agreement, the Obligations, any Loan Document or any related agreement may be brought in any federal or state court of competent jurisdiction located in the
State of Maryland. By execution and delivery of each Loan Document to which it is a party, Subordinated Lender and Obligor each (i) accepts the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby, (ii) waives personal service of process, (iii) agrees that service of process upon it may be made by certified or registered mail, return receipt requested, pursuant to Section 15 hereof, and (iv) waives any objection to jurisdiction and venue of any action instituted hereunder and agrees not to assert any defense based on lack of jurisdiction or venue or convenience. Nothing shall affect the right of Senior Lender to serve process in any manner permitted by law or shall limit the right of Senior Lender to bring proceedings against Obligor in the courts of any other jurisdiction having jurisdiction. Any judicial proceedings against Senior Lender involving, directly or indirectly, this Agreement, the Obligations, any Loan Document or any related agreement shall be brought only in a federal or state court located in the State of Maryland. All parties acknowledge that they participated in the negotiation and drafting of this Agreement and that, accordingly, no party shall move or petition a court construing this Agreement to construe it more stringently against one party than against any other.

         22. Captions. The captions in this Agreement are intended for convenience and reference only and do not constitute and shall not be interpreted as part of this Agreement, and shall not affect the meaning or interpretation of this Agreement.

         23. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, which facsimile signatures shall be considered original executed counterparts for purposes of this Section 23.

         24. Indemnity.

                  (a) Notwithstanding and without limiting any other provision of this Agreement, any Subordinated Loan Document or any Loan Document, Obligor
shall indemnify Senior Lender and its Affiliates and its and their respective managers, members, officers, employees, Affiliates, agents,

                                      -9-

representatives, successors, assigns, accountants and attorneys and their respective Affiliates (collectively, the "INDEMNIFIED PERSONS") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, Senior Lender's in-house documentation and diligence fees and legal expenses and reasonable fees and disbursements of counsel) which may be imposed on, incurred by or asserted against Senior Lender or any other Indemnified Person with respect to or arising out of, or in any litigation, proceeding or investigation instituted or conducted by any Governmental Authority or any other Person with respect to any aspect of, or any transaction contemplated by or referred to in, or any matter related to or any aspect of, this Agreement or any agreement or document contemplated hereby whether or not Senior Lender or such Indemnified Person is a party thereto, except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of Senior Lender or such Indemnified
Person. Senior Lender agrees to give Obligor and Subordinated Lender reasonable notice of any event of which Senior Lender becomes aware for which indemnification may be required under this Section 24, and Senior Lender may elect (but is not obligated) to direct the defense thereof, provided that the selection of counsel shall be subject to Obligor's and Subordinated Lender's consent, which consent shall not be unreasonably withheld or delayed. Senior
Lender and any other Indemnified Person may, in its reasonable discretion, take such actions as it deems necessary and appropriate to investigate, defend or settle any event or take other remedial or corrective actions with respect thereto as may be necessary for the protection of Senior Lender or any of the other Indemnified Persons, its or their interest or the Collateral generally.

                  (b) Notwithstanding and without limiting any other provision of this Agreement, any Subordinated Loan Document or any Loan Document or any
document executed in connection therewith or with or evidencing or relating to any Subordinated Indebtedness, Obligor and Subordinated Lender shall defend the
Collateral from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever and all claims and demands of all Persons at any time claiming the same or any interest therein.

                  (c) Notwithstanding the foregoing, if any insurer agrees to undertake the defense of an event (an "Insured Event"), Senior Lender agrees not to exercise its right to select counsel to defend the event if that would cause
Obligor's or Subordinated Lender's insurer to deny coverage; provided, however, that Senior Lender reserves the right to retain counsel to represent it or any of the other Indemnified Persons with respect to an Insured Event at its sole cost and expense. To the extent that Senior Lender obtains recovery from a third party other than an Indemnified Person of any of the amounts that Obligor and
Subordinated Lender has paid to Senior Lender pursuant to the provisions of this
Section 24, then Senior Lender shall promptly pay to Obligor and Subordinated
Lender the amount of such recovery.

         25. Waiver of Notice; Waiver of Statute of Limitations; Waiver.
Subordinated Lender and Obligor each hereby waives demand, presentment, protest, notice of dishonor or non-payment with respect to any and all instruments, notice of acceptance hereof, notice of Loans or Advances made, credit extended, collateral received or delivered, or any other action taken by Senior Lender in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein. The pleading of any statute of limitations as a defense to any demand against Subordinated Lender or Obligor hereunder or under the Loan Documents is expressly waived by Subordinated Lender and Obligor. Each of Obligor and Subordinated Lender hereby waives any and all defenses and counterclaims it may have or could interpose in any action or procedure brought by Senior Lender to obtain an order of court recognizing the assignment of or security interests and Liens of Senior Lender in and to any
Collateral, payable to any Person and whether or not payable by a
Medicaid/Medicare Account Debtor and any rights it may have to enjoin or otherwise obtain a judicial or administrative order preventing

                                      -10-

Senior Lender from taking, or refraining from taking, any action with respect to all or any part of the Collateral. Except as specifically set forth in this
Agreement, Subordinated Lender in no way waives any defenses or counterclaims or claims it may have or could assert in any action or procedures brought against or by Senior Lender.

         26. Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES
ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION (I) ARISING UNDER
THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS
OF THE PARTIES WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS EVIDENCED OR
CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND
WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES
AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT
TRIAL WITHOUT A JURY, AND THAT EITHER PARTY TO THIS AGREEMENT MAY FILE AN
ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 26 WITH ANY COURT AS WRITTEN
EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RESPECTIVE
RIGHTS TO TRIAL BY JURY.

         27. Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement between Subordinated Lender, Obligor and Senior
Lender with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings, if any, relating to the subject matter hereof or thereof. Each party to this Agreement acknowledges that it has been advised by counsel in connection with the negotiation and execution of this
Agreement and is not relying upon oral representations or statements inconsistent with the terms and/or provisions of this Agreement.

         28. Confidentiality and Publicity. Except as otherwise required under federal and/or state securities laws, each of Obligor and Subordinated Lender agrees, and each agrees to cause each of its affiliates, (i) not to transmit or disclose any provision of this Agreement, any Loan Document to any Person (other than to such Person's advisors and officers on a need-to-know basis) without
Senior Lender's prior written consent and (ii) to inform all Persons of the confidential nature of this Agreement or the Loan Documents and to direct them not to disclose the same to any other Person and to require each of them to be bound by these provisions. Senior Lender reserves the right to review and approve all materials that each of Subordinated Lender or Obligor or any of its affiliates prepares that contain Senior Lender's name or describe or refer to this Agreement or any Loan Document, any of the terms thereof or any of the transactions contemplated thereby. Subordinated Lender or Obligor shall not, and shall not permit any of its affiliates to, use Senior Lender's name (or the name of any of Lender's affiliates) in connection with any of its business operations. Nothing contained in any Loan Document is intended to permit or authorize either of Subordinated Lender or Obligor or any of its affiliates to contract on behalf of Senior Lender.

         29. Cooperation in Discovery and Litigation. In any litigation, arbitration or other dispute resolution proceeding relating to any Loan
Document, Subordinated Lender waives any and all defenses, objections and counterclaims it may have or could interpose with respect to (i) any of its and its affiliates' directors, officers, employees or agents being deemed to be employees or managing agents of Subordinated Lender for purposes of all applicable law or court rules regarding the production of witnesses by notice for testimony (whether in a deposition, at trial or otherwise), (ii) Senior
Lender's counsel examining any such individuals as if under cross-examination and using any discovery deposition of any of them as if it were an evidence deposition, and/or (iii) using all commercially reasonable efforts to produce in any such dispute resolution proceeding, at the time and in the manner requested by Senior

                                      -11-

Lender, all Persons, documents (whether in tangible, electronic or other form)
and/or other things under its control and relating to the dispute.

         30. Consent of Subordinated Lender. To the extent that it is permitted to do so, Subordinated Lender hereby consents to and authorizes all terms and provisions of the Loan Documents, the creation of the Obligations and the granting of security interests by Obligor in and to the Collateral pursuant to the Loan Documents and otherwise and to all of the transactions contemplated by the Loan Documents, and hereby recognizes and acknowledges that all of the foregoing is authorized and permitted pursuant to the Subordinated Indebtedness.
Subordinated Lender and Obligor each hereby agrees and acknowledges and represents and warrants that none of the foregoing are or shall be considered a violation or breach of or default under the Subordinated Indebtedness.

         31. Authorization. Notwithstanding any other provision of this
Agreement or any Loan Document, Subordinated Lender hereby irrevocably authorizes and empowers Senior Lender, in its discretion, (i) to make and present such proofs of claim against Obligor on account of the Subordinated
Indebtedness as it may deem expedient or proper, (ii) to receive and collect on distributions made thereon in whatever form the same may be paid, and (iii) to vote with respect to the treatment of the Subordinated Indebtedness or any claim thereunder, or any portion of such Subordinated Indebtedness or such claim, in any Insolvency Event, whether in connection with any resolution, plan of reorganization, compromise, settlement, election of a trustee or otherwise, provided, that if Senior Lender fails to file a proof of claim by the fifth (5th
) Business Day before the deadline for filing a proof of claim in any Insolvency
Event, then Subordinated Lender may file a proof of claim. Subordinated Lender shall execute and deliver to Senior Lender such powers of attorney, assignments and other documents and instruments as Senior Lender may request consistent with this paragraph.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

                                      -12-

         IN WITNESS WHEREOF, each of the parties hereto has duly executed this
Subordination Agreement as of the date first written above.

                                    SENIOR LENDER:
                                    -------------

                                    CAPITALSOURCE FINANCE LLC

                                    By: /s/ Keith P. Rueben
                                       ----------------------------------------

                                    Address for Notices:
                                    -------------------
                                    CapitalSource Finance LLC
                                    4445 Willard Avenue
                                    12th Floor
                                    Chevy Chase, MD 20815
                                    Attention:    Healthcare, Portfolio Manager
                                    Telephone:    (301) 841-2700
                                    FAX:          (301) 841-2780

                                    OBLIGOR:
                                    --------

                                    OPTICARE HEALTH SYSTEMS, INC.

                                    By: /s/ Christopher J. Walls
                                       ----------------------------------------
                                    Name: Christopher J. Walls
                                          -------------------------------------
                                    Title: Chief Executive Officer
                                           ------------------------------------

                                    OPTICARE EYE HEALTH CENTERS, INC.

                                    By: /s/ Christopher J. Walls
                                       ----------------------------------------
                                    Name: Christopher J. Walls
                                          -------------------------------------
                                    Title: Chief Executive Officer
                                           ------------------------------------

                                    [Signatures continued on the following page]

                                      -13-

                                    PRIMEVISION HEALTH, INC.

                                    By: /s/ Christopher J. Walls
                                       ----------------------------------------
                                    Name: Christopher J. Walls
                                          -------------------------------------
                                    Title: Chief Executive Officer
                                           ------------------------------------

                                    Address for Notices:
                                    --------------------
                                    OptiCare Health Systems, Inc.
                                    87 Grandview Avenue
                                    Waterbury, CT 06708
                                    Attention:   Christopher J. Walls
                                    FAX:         (203) 596-2227

                                    SUBORDINATED LENDER:
                                    -------------------

                                    REFAC

                                    By: /s/ Robert L. Tuchman
                                        ---------------------------------------
                                    Robert L. Tuchman
                                    Chief Executive Officer

                                    Address for Notices:
                                    One Bridge Plaza
                                    Fort Lee, NJ 07024
                                    Attention:  Robert L. Tuchman
                                    FAX:        (201) 585-2020

                                      -14-